***Text Omitted and Filed Separately
Execution Copy
with the Securities and Exchange Commission.

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Under 17 C.F.R. Section 20080(b)(4) and Rule 406 of the

Securities Act of 1933, as amended.

Exhibit 10.1

Amendment #1

Cooperative Research and Development Agreement # 02716
“Cooperative Research and Development Agreement for the Development of NCI Proprietary Peripheral Blood Autologous T Cell Therapies Using Genetically Modified Peripheral Blood Lymphocytes that Express NCI Proprietary T-cell Receptors and/or Chimeric Antigen Receptors for Use in Immunotherapy for Patients with Metastatic Cancer, Utilizing the Expertise of Kite Pharma in the Development and Manufacturing of Cancer Immunotherapies”

The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA). These changes are reflected below, and except for these changes, all other provisions of the original CRADA remain in full force and effect. Two originals of this amendment are provided for execution; one is to remain with the National Cancer Institute and the other is to remain with the Collaborator.

1.	The company Principal Investigator (PI) is revised from Aya Jacobovits, Ph.D. to David Chang, M.D., Ph.D..
2.	The CRADA scope of the research plan is […***…].
3.	[…***…] are added to this CRADA. In addition, […***…] are added to the Surgery Branch goals in the Experimental Plan, Section II, Appendix A.
4.	[…***…].
5.

Appendix B is amended to add the NCI Surgery Branch’s contribution of […***…]. In addition, $2,000,000 per year is added for a total of $3,000,000 per year in support for the remaining term of the CRADA, to be paid by Kite on a quarterly basis, beginning with the execution of this Amendment.

6.

Appendix C – Section 8.8 and a definition for “Multi-Party Data” is added, along with accompanying revisions to Section 7.2 and 7.6 licensing provisions; Section 13.9 is revised to add language relating to the use of Collaborator’s agents, contractors or consultants.

SIGNATURES BEGIN ON THE NEXT PAGE

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ACCEPTED AND AGREED TO:

For the National Cancer Institute /s/ James H. Doroshow, M.D. James H. Doroshow, M.D. Deputy Director for Clinical and Translational Research, NCI	2/13/15 Date

For Collaborator: /s/ David Chang, M.D., Ph.D. David Chang, M.D., Ph.D. Executive Vice President of R&D and Chief Medical Officer	2/24/15 Date

CONTACTS INFORMATION PAGE

CRADA Notices

For ICD:	For Collaborator:

Technology Transfer Center	Arie Belldegrun, M.D., FACS
9609 Medical Center Drive, Rm 1-E530	President and Chief Executive Officer
Rockville, MD 20850	Kite Pharma, Inc.
Tel. 240-276-5530	2225 Colorado Avenue
Fax: 240-276-5504	Santa Monica, CA 90404
Phone: 310-824-9999, ext. 102

Patenting and Licensing

For ICD:	For Collaborator (if separate from above):

Division Director, Division of Technology	Adrian Bot, M.D., Ph.D.
Development and Transfer	Vice President Translational Medicine
NIH Office of Technology Transfer	2225 Colorado Avenue
6011 Executive Boulevard, Suite 325	Santa Monica, CA 90404
Rockville, Maryland 20852-3804	Tel: 310-622-9105
Tel: 301-496-7057	Fax: 310-824-9994
Fax: 301-402-0220	Mobile: 310-650-5793

Delivery of Materials Identified In Appendix B (if any)

For ICD:	For Collaborator:

Steven A. Rosenberg, M.D., Ph.D.	(same as above, A. Bot, M.D., Ph.D
Surgery Branch, NCI
10 Center Drive, MSC 1201
Bldg. 10, CRC Room 3-3940
Bethesda, MD 20892-1201
Tel. 301-496-4164
Fax: 301-402-1738

SUMMARY PAGE

EITHER PARTY MAY, WITHOUT FURTHER CONSULTATION OR PERMISSION,
RELEASE THIS SUMMARY PAGE TO THE PUBLIC.

TITLE OF CRADA: Cooperative Research and Development Agreement for the Development of NCI Proprietary Peripheral Blood Autologous T Cell Therapies Using Retrovirally Genetically Modified Peripheral Blood Lymphocytes That Express NCI Proprietary T Cell Receptors and/or Chimeric Antigen Receptors for Use in the Immunotherapy for Patients with Metastatic Cancer, Utilizing the Expertise of Kite Pharma in Development and Manufacturing of Cancer Immunotherapies

PHS [ICD] Component:	National Cancer Institute (NCI)

ICD CRADA Principal Investigator:	Steven A Rosenberg, M.D., Ph.D.

Collaborator:	Kite Pharma, Inc.

Collaborator CRADA Principal Investigator:	David Chang, M.D., Ph.D.

Term of CRADA:	Five (5) years from the Effective Date

ABSTRACT OF THE RESEARCH PLAN:

[…***…].

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APPENDIX A

RESEARCH PLAN

Title of CRADA

Cooperative Research and Development Agreement for the Development of NCI Proprietary
Peripheral Blood Autologous T Cell Therapies Using Retrovirally Genetically Modified
Peripheral Blood Lymphocytes That Express NCI Proprietary T Cell Receptors and/or Chimeric
Antigen Receptors for Use in the Immunotherapy for Patients with Metastatic Cancer, Utilizing the Expertise of Kite Pharma in Development and Manufacturing of Cancer Immunotherapies

NCI Principal Investigator

Steven A. Rosenberg, M.D., Ph.D.

Chief, Surgery Branch

Center for Cancer Research (CCR)

National Cancer Institute (NCI)

Collaborator Principal Investigators

David Chang, M.D., Ph.D. Executive Vice President of R&D, Chief Medical Officer

Kite Pharma, Inc.

Term of CRADA

Five (5) years from the date of the final CRADA signature.

Goals of this CRADA

[…***…]

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[…***…].

Introduction

[…***…]

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[…***…].

Expertise of the Parties

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Dr. Steven A. Rosenberg has extensive experience in the development and application of his proprietary ACT/TCR-based therapies for patients with cancer. His laboratory has developed in vitro techniques for generating anti-tumor peripheral blood T cells by identifying genes encoding novel TCRs and generating CAR constructs (both TCRs and CARs proprietary to NCI), and transducing them into peripheral blood lymphocytes under conditions suitable for subsequent infusion, and has developed new strategies to enhance ACT/TCR product in vivo potency and survival. Dr. Rosenberg and his colleagues at the NCI Surgery Branch also have extensive experience in the design and conduct of clinical trials that evaluate ACT/TCR products to demonstrate their clinical benefit in cancer patients.

Kite Pharma, Inc. (“Kite”) has assembled a highly experienced team of senior level executives, scientists and clinicians who have extensive experience and a proven track record in the development of cancer immunotherapies. Kite’s expertise includes areas of pre-clinical and clinical research and development, regulatory, manufacturing, and product quality control and assurance. Kite’s team has been involved with advancement to the clinic of more than 10 different novel cancer therapies, mostly immunotherapies, including two that have received FDA approval and are being commercialized. In addition, the Kite team has broad experience in selecting and validating tumor-specific targets for immunotherapy, developing human antibody technologies, as well as selecting, characterizing and developing therapeutic tumor-specific monoclonal antibodies, and developing product and patient selection assays. Kite’s overall expertise will facilitate and accelerate the development of NCI’s proprietary ACT/TCR products and their advancement to subsequent pivotal trials, FDA approval and commercialization. Kite is already engaged in identifying the critical steps required for production of GMP quality ACT/TCR products in sufficient supply for multi-center studies and the process modifications that will streamline the processes. In addition, Kite has identified a qualified Contract Manufacturing Organization (CMO) with expertise and capacity to support large phase II/III trials with ACT/TCR products. In parallel, the design of a dedicated ACT/TCR manufacturing facility to support the conduct of Kite’s future ACT/TCR clinical studies is currently in progress.

Thus, the combination of the scientific and clinical expertise of the NCI Surgery Branch together with Kite’s clinical, regulatory, manufacturing, operation, and business capabilities represents an ideal collaboration opportunity to successfully develop and commercialize multiple NCI proprietary ACT/TCR products for patients with different cancer diseases, making these treatments widely available to patients in need. As outlined above, the NCI Surgery Branch and Kite have complementary expertise, capabilities and facilities that could be utilized to manufacture, qualify and develop these ACT/TCR products, with the goal of realizing the application of this technology to a wide range of cancer indications.

Experimental Plan

The experimental details that follow are approximate and may be changed upon mutual agreement of the NCI and Kite. Any change in the scope of this CRADA will be by mutual consent and written Amendment to the CRADA.

[…***…]

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[…***…]

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[…***…]

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[…***…]

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[…***…]

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[…***…]

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[…***…]

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[…***…].

Description of the Contributions and Responsibilities of the Parties

Surgery Branch, NCI

[…***…]

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[…***…].

Kite Pharma, Inc.

[…***…].

NCI Surgery Branch and Kite Pharma, Inc.

[…***…]

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[…***…].

Related NCI and Collaborator Agreements: None

Related Intellectual Property and Business/Scientific Expertise of the Parties

NCI

1) PCT/US11/57272 entitled “Anti-MAGE-A3 T Cell Receptors and Related Materials and Methods of Use”, filed 10/22/2011. Inventors: Richard A. Morgan, Nachimuthu Chinnasamy, Steven A. Rosenberg and Jennifer A. Wargo. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

2) […***…].

3) PCT/US11/51537 entitled “Anti-SSX2 T Cell Receptors and Related Materials and Methods of Use”, filed 9/21/2011. Inventors: Richard A. Morgan, Nachimuthu Chinnasamy and Steven A. Rosenberg. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

4) […***…].

5) PCT/US 12/29861 entitled “Anti-epidermal Growth Factor Receptor Variant III Chimeric Antigen Receptors and Use of Same for the Treatment of Cancer”, filed 4/8/2012. Inventors: Richard A. Morgan and Steven A. Rosenberg. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

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6) […***…].

7) PCT/US10/31988 entitled “Inducible IL-12”, filed 4/22/10.

Inventors: Richard A. Morgan, Steven A. Rosenberg and Ling Zhang. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

8) U.S. Patent No. 7,381,405 entitled “Methods of Preparing Lymphocytes That Express Interleukin-2 and Their Use in the Treatment of Cancer,” issued 6/3/08.

Inventors: Ke Liu and Steven A. Rosenberg. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

9) PCT/US05/036407 entitled “Adoptive Immunotherapy With Enhanced T Lymphocyte Survival”, filed 10/7/05. Inventors: Richard A. Morgan, Steven A. Rosenberg and Cary Hsu. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

10) PCT/US98/025270 entitled “Antibodies, Including Fv Molecules, and Immunoconjugates Having High Binding Affinity for Mesothelin and Methods for Their Use,” filed 11/25/98. Inventors: Ira H. Pastan and Partha S. Chowdhury. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

11) PCT/US00/14829 entitled “Immunoconjugates Having High Binding Affinity”, filed 5/26/00. Inventors: Ira H. Pastan and Partha S. Chowdhury. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

12) PCT/US10/028336 entitled “Anti-Mesothelin Antibodies”, filed 3/23/10. Inventors: Mitchell Ho and Ira H. Pastan. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

13) PCT/US14/58796 entitled “Methods of Isolating T Cell Receptors Having Antigenic Specificity for a Cancer Specific Mutation”, filed 10/2/14. Inventors: Eric Tran, Yong-Chen Liu, Paul F. Robbins and Steven A. Rosenberg. This is inclusive of all U.S. continuing applications and divisionals, and foreign applications.

14) […***…].

15) […***…].

Kite Pharma, Inc.

[…***…]

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[…***…].

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APPENDIX B

STAFFING, FUNDING AND MATERIALS/EQUIPMENT CONTRIBUTIONS
OF THE PARTIES

Staffing Contributions:

ICD will provide scientific staff and other support necessary to conduct the research and other activities described in the Research Plan. ICD’s scientific staff will include ICD’s CRADA Principal Investigator and technical staff.

ICD estimates that 3-5 person-years of effort per year will be required to complete the CRADA research.

Collaborator will provide scientific staff and other support necessary to conduct the research and other activities described in the Research Plan. Collaborator’s scientific staff will include Collaborator’s Principal Investigator and technical staff.

Collaborator estimates that      2-5     person-years of effort per year will be required to complete the CRADA research.

Funding Contributions:

To date, Collaborator has provided $2,500,000 for support of this CRADA. Upon execution of this Amendment, Collaborator agrees to provide funds in the amount of $3,000,000 per year of the CRADA for ICD to use to acquire technical, statistical, and administrative support for the research activities, as well as to pay for supplies and travel expenses. Collaborator will provide funds in the amount of $750,000 on a quarterly basis. The first quarterly installment of $750,000 will be due within […***…] of the Effective Date of the Amendment. Each subsequent installment will be due within […***…] of each quarterly anniversary of the Effective Date of the Amendment. Collaborator agrees that ICD can allocate the funding between the various categories in support of the CRADA research as ICD’s CRADA PI sees fit.

CRADA PAYMENTS:

Collaborator may make CRADA payments via www.pay.gov.  If Collaborator makes CRADA payments by check, Collaborator will make the checks payable to the National Cancer Institute and will reference the CRADA number 02716 and title “Cooperative Research and Development Agreement for the Development of NCI Proprietary Peripheral Blood Autologous T Cell  Therapies Using Retrovirally Genetically Modified Peripheral Blood Lymphocytes That Express  NCI Proprietary T Cell Receptors and/or Chimeric Antigen Receptors for Use in the  Immunotherapy for Patients with Metastatic Cancer, Utilizing the Expertise of Kite Pharma in  the Development and Manufacturing of Cancer Immunotherapies” on each check, and will send them via trackable mail or courier to:

CRADA Funds Coordinator

Technology Transfer Center, NCI

9609 Medical Center Drive, Rm 1-E530 Rockville, MD 20850-9702

CRADA Travel Payments:

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Travel arrangements for all Government staff will be made in accordance with the Federal Travel Rules and Regulations, whether arranged by ICD and funded using either appropriated funds or CRADA funds, or arranged and funded directly by Collaborator.

Materials/Equipment Contributions:

ICD will provide the following ICD Materials for use under this CRADA:

Test Article:

Peripheral blood lymphocytes (PBL) retrovirally transduced with T Cell Receptors (TCR) or Chimeric Antigen Receptors (CAR) grown and processed under GMP conditions, suitable for use in clinical trials under this CRADA, where ICD holds the IND for these studies.

ICD Materials:

ACT/TCR-related vectors, cells lines, cell banks, reagents and product, as well as product characterization and release assays in support of process transfer and validation at CMO. PBL collected under NCI protocol 03-C-0277 entitled “Cell Harvest and Preparation for Surgery Branch Adoptive Cell Therapy Protocols.”

Capital Equipment:	None

Collaborator will provide the following Collaborator Materials and/or capital equipment for use under this CRADA:

Test Article:

Peripheral blood lymphocytes retrovirally transduced with T Cell Receptors (TCR) or Chimeric Antigen Receptors (CAR) grown and processed under GMP conditions, suitable for use in clinical trials under this CRADA, where Collaborator holds the IND for these studies.

Collaborator Materials:	None
Capital Equipment:	None

If either Party decides to provide additional Materials for use under this CRADA, those materials will be transferred under a cover letter that identifies them and states that they are being provided under the terms of the CRADA.

APPENDIX C

MODIFICATIONS TO THE MODEL INTRAMURAL-PHS CLINICAL CRADA

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Add the Definition of “Multi-Party Data” in Article 2 to read as follows:

“Multi-Party Data” means data from studies sponsored by IC pursuant to Clinical Trial Agreements (CTA) or CRADAs, where such data are collected under Protocols involving combinations of investigational agents supplied from more than one CTA or CRADA collaborator. “Multi-Party Data” also means data from studies where such data are collected pursuant to research involving combinations of proprietary materials from more than one collaborator as documented in more than one agreement.

Amend Section 7.2 to read as follows:

7.2Collaborator’s License Option to CRADA Subject Inventions. With respect to Government rights to any CRADA Subject Invention made solely by an ICD employee(s) or made jointly by an ICD employee(s) and a Collaborator employee(s) for which a Patent Application was filed, PHS hereby grants to Collaborator an exclusive option to elect an exclusive or, (in the sole discretion of Collaborator) nonexclusive, or co-exclusive, if applicable, commercialization license. The option to elect a co-exclusive license shall apply when a CRADA Subject Invention is also an Invention made under another agreement resulting from mutually agreed upon studies, as described in Section 8.8 (regarding Multi-Party Data Rights), and the field of use of this co-exclusive license shall be limited to the use of the combination of the Test Article with another agent(s) commensurate with the scope of the Research Plan. The license will be substantially in the form of the appropriate model PHS license agreement and will fairly reflect the nature of the CRADA Subject Invention, the relative contributions of the Parties to the CRADA Subject Invention and the CRADA, a plan for the development and marketing of the CRADA Subject Invention, the risks incurred by Collaborator, and the costs of subsequent research and development and third party intellectual property and technology needed to bring the CRADA Subject Invention to the marketplace. The field of use of the exclusive or non-exclusive license will ~~not exceed~~ be commensurate with the scope of the Research Plan, except for diagnostic tools. The field of use for an exclusive license for diagnostic tools is limited to  those productsfltatrete re ulator approval.

Amend Section 7.6 to read as follows:

7.6Third Party License. Pursuant to 15 U.S.C. § 3710a(b)(1)(B), if PHS grants Collaborator an exclusive license or co-exclusive license to a CRADA Subject Invention made solely by an IC employee or jointly with a Collaborator employee, the Government will retain the right to require Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the CRADA Subject Invention in Collaborator’s licensed field of use on terms that are reasonable under the circumstances; or, if Collaborator fails to grant a license, to grant a license itself. The exercise of these rights by the Government will only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Collaborator; or (iii) Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. § 3710a(c)(4)(B).

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Thedetermination made by the Government under this Paragraph is subject to administrative appeal and judicial review under 35 U.S.C. § 203(b).

Section 7.8 “Joint CRADA Subject Inventions Not Exclusively Licensed by Collaborator” is deleted in its entirety.

Add Section 8.8 as follows:

8.8Multi-Party Data Rights. For mutually agreed upon clinical Protocol(s) where Test Article is used in combination with another investigational agent supplied to IC pursuant to a CTA or CRADA between IC and an entity not a Party to this CRADA (hereinafter referred to as “Third Party”), or for non-clinical study(ies) where research involving combinations of proprietary materials from more than one collaborator as documented in more than one agreement, the access and use of Multi-Party Data by the Collaborator and Third Party shall be co-exclusive as follows:

8.8.1

IC will provide both Collaborator and Third Party with notice regarding the existence and nature of the agreements governing the use of the Test Article and Third Party’s investigational agent, the design of the proposed combination Protocol(s) or non-clinical study(ies), and the existence of any obligations that might restrict IC’s participation in the proposed combination Protocols or non-clinical study(ies).

8.8.2

Collaborator shall agree in writing to permit use of the Multi-Party Data from these trials by Third Party to the extent necessary to allow Third Party to develop, obtain regulatory approval for, or commercialize its own investigational agent(s). However, this provision will not apply unless Third Party also agrees to Collaborator’s reciprocal use of Multi-Party Data.

8.8.3

Collaborator and Third Party must agree in writing prior to the commencement of the combination Protocol(s) or non-clinical study(ies) that each will use the Multi-Party Data solely for the development, regulatory approval, and commercialization of its own investigational agent(s).

8.84

The sharing of Multi-Party Data does not alter the ownership of the Multi-Party Data or obligations of IC, Collaborator and Third Party to keep Confidential Information owned by any other Party or Parties confidential.

Amend Article 13.9 to read as follows:

13.9Independent Contractors.  The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners. Each Party

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shall maintain sole and exclusive control over its personnel and operations.  If Collaborator elects to perform any portion of the Research Plan through an agent, contractor or consultant, Collaborator agrees to incorporate into such contracts all provisions necessary to ensure that the work of such agents, contractors or consultants is governed by the terms of the CRADA, including, but not limited to a provision for the assignment of inventions of the agent, contractor or consultant to the Collaborator.

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